EXHIBIT 10.1

AGREEMENT FOR THE PURCHASE OF PREFERRED STOCK

THIS AGREEMENT FOR THE PURCHASE OF PREFERRED STOCK,  (this “Agreement”) made this 25th  day of April, 2012, by and between Begonia Participation Corp., a British Virgin Islands corporation (“Begonia”), Creative Mind Assets Limited, a British Virgin Islands (“Creative Minds”), and Ma Cheng Ji, an individual (“Ma” and together with Begonia and Creative Minds, the “Sellers”), Biopack Environmental Solutions, Inc., a Nevada corporation (the “Company” or “BPAC”), and Rockland Group, LLC, Inc., a Texas limited liability company (“Purchaser”), setting forth the terms and conditions upon which Sellers will sell to Purchaser and Purchaser will purchase from Sellers certain securities (the “Securities”) consisting of Six Hundred Twenty Thousand (620,000) shares of Biopack Environmental Solutions, Inc. Series A Convertible Preferred Stock (the “Series A Preferred Shares”), One Million Shares (1,000,000) shares of Biopack Environmental Solutions, Inc. Series B Convertible Preferred Stock (the “Series B Preferred Shares”) and Seven Hundred Ten Thousand (710,000) shares of Biopack Environmental Solutions, Inc. Series C Convertible Preferred Stock (the “Series C Preferred Shares”, and together with the Series A Preferred Shares and the Series B Preferred Shares, the “Shares”).  Together the Sellers, BPAC and the Purchaser are referred to herein as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH

WHEREAS, the Sellers own the Shares, representing approximately 63% of the votes of BPAC;

WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, the Shares in accordance with the terms set forth herein;

WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE I
SALE OF SECURITIES

1.01           Sale of the Shares.  Subject to the terms and conditions of this Agreement, and the representation and warranties contained herein, the Sellers agree to sell the Shares to the Purchaser for a total of Seventy Five Thousand Dollars (U.S.) ($75,000) (the “Purchase Price”).  This is a private transaction between the Sellers and Purchaser.

1.03           Payment:  The Parties agree that the full Purchase Price of Seventy Five Thousand Dollars (U.S.) ($75,000) has been or will be wired on or before April 24, 2012 (the Closing Date),). This entire sum is fully refundable for any reason or for no reason until the Close of the transaction.
ARTICLE II
REPRESENTATIONS AND WARRANTIES

To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers and the Company represent and warrant as of the date hereof and as of the Closing, as follows:

2.01           Organization.  BPAC is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Nevada and elsewhere.  All actions taken by the incorporators, directors and/or shareholders of BPAC have been valid and in accordance with the laws of the state of Nevada.

2.02           Capital.   The authorized capital stock of BPAC consists of 50,000,000 shares of Common Stock, $0.001 par value, of which 42,161,104 shares of Common Stock are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.001, of which 2,330,000 are issued and outstanding (620,000 shares of Series A Convertible Preferred Stock, 1,000,000 shares of Series B Convertible Preferred Stock, and 710,000 shares of Series C Preferred Stock)  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, other than as listed on Schedule 2.02, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating BPAC to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of BPAC are subject to any stock restriction agreements.  There are 1,413 shareholders of record of BPAC and numerous shareholders that hold shares in a brokerage account (street name). All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.

2.03           Subsidiaries.  “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or limited liability company or any other Subsidiary of such corporation or limited liability company owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or limited liability company or any other Subsidiary of such corporation or limited liability company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.  The Company has the following subsidiaries: Roots Biopack (Intellectual Property) Limited, incorporated in Hong Kong, Roots Biopark Limited, incorporated in Hong Kong, Jiangmen Roots Biopack Ltd., incorporated in the People’s Republic of China, Starmetro Group Limited, incorporated in the British Virgin Islands and Biopack Environmental Limited (fka E-ware Corporation Limited), incorporated in Hong Kong.

2.04           Financial Statements. The Company has audited financial statements and more recent unaudited financial statements which can be found on Edgar in the last Form 10-K and 10-Q that were filed.  The Company has also supplied financial statements for the following periods: June 30, 2011 and 2010, September 30, 2011 and 2010, December 31, 2011 and 2010 and March 31, 2012 and 2011, which have not been filed in any periodic reports but that accurately reflect the financial condition of BPAC at the dates indicated.  The Company has supporting documentation for all entries on its audited and unaudited financial statements and all financial statements of the Company were prepared in accordance with generally accepted accounting principles (GAAP).

2.05           Public Company Status.  The Company is a fully reporting company under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), public company listed on OTC Markets (Pink Sheets), and has been assigned the trading symbol of BPAC.  The Company is currently delinquent with its Quarterly Reports on Form 10-Q for the periods ended June 30, 2011, September 30, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2011 (the “Delinquent Filings”).  After the Purchase, the Company and the Sellers will assist the Company in any reasonable way to ensure the Delinquent Filings get filed with the Securities and Exchange Commission (the “Commission”) as soon as reasonably practicable.

2.06           Filings with Government Agencies.  Other than the Delinquent Filings, BPAC is current in its Exchange Act reporting requirements, including, but not limited to, its annual and quarterly reports required to be filed with the Commission.  All of BPAC’s Securities Act and Exchange Act filings with the Commission are compliant with the applicable rules promulgated for such filing.  BPAC has made all filings with the state of Nevada that might be required.  The Sellers will supply the Purchaser with all information that is relevant for the Company.  The Company has current Edgar filing codes which will be supplied to the incoming officers and directors of the Company at Closing.

2.07           Shell Company Status.  The Company has not been a “shell company” as such term is defined in Section 405 of the Securities Act of 1933, as amended (the “Securities Act”) since it last filed “Form 10” type information as defined in Rule 144(i) and will not become a shell company prior to Closing.  The Company’s recent periodic filings with the Securities and Exchange Commission prior to Closing have properly reflected the Company’s non-shell status.

2.08           DTC-Eligibility.  The Company has approval from The Depository Trust Company to transfer its shares between brokers electronically and is “DTC-Eligible.”

2.09           Liabilities.  It is understood and agreed that the purchase of the Shares is predicated on BPAC not having any liabilities at Closing, other than those liabilities being purchased by third parties at Closing or that will be transferred to certain assignees under that certain Subsidiary Acquisition Option Agreement dated of even date hereof by and between BPAC and Xinghui Ltd.; and the Company will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid by the Company or the Sellers at Closing, other than those liabilities being purchased by third parties at Closing or that will be transferred to certain assignees under that certain Subsidiary Acquisition Option Agreement dated of even date hereof by and between BPAC and Xinghui Ltd..  BPAC shall have paid all liabilities outstanding, including, but not limited to, federal and state taxes, edgar fees, and transfer agent fees, other than those set forth above.  The Sellers are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its securities. To the best of knowledge of the Sellers, there is no dispute of any kind between BPAC and any third party, and no such dispute will exist at the Closing of this transaction; and at the Closing, BPAC will be free from any and all liabilities, liens, claims and/or commitments, other than as set forth herein.  The Sellers agree to indemnify the Purchaser against any past liabilities pertaining to its conduct of business that should arise within one (1) year of Closing.

2.10           Tax Returns.  BPAC is current and has filed all required federal income tax returns and state income tax returns and is current with its State of Nevada franchise taxes.  As of Closing, there shall be no taxes of any kind due or owing.  The Sellers agree to assist the Purchaser and the Company with the preparation of the Company’s tax returns by providing any information reasonably needed by the preparer of the tax returns.

2.11           Ability to Carry Out Obligations.  The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which BPAC the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause BPAC (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of BPAC or upon the Shares.

2.12           Contracts, Leases and Assets.  BPAC is not a party to any contract, agreement or lease other than those agreements listed on Schedule 2.12 (unless such contract, agreement or lease has been assigned to another party or BPAC has been released from its obligations thereunder).  No person holds a power of attorney from BPAC or the Sellers.

2.13           Guaranties.  The Company has not guaranteed any dividend, obligation or indebtedness of any person or legal entity; nor has any person or legal entity guaranteed any dividend, obligation or indebtedness of the Company.

2.14           Compliance with Laws.  To the best of knowledge of the Sellers, BPAC has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining to its corporate organization and its business.  To the best of the knowledge of the Sellers, BPAC has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.  At the time that BPAC sold Shares to the Sellers, the Company was entitled to use the exemptions provided by the Securities Act relative to the sale of its securities, including, but not limited to, the Shares.  The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.15           Litigation.  BPAC is not a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against BPAC.  BPAC is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.16           Conduct of Business.  Prior to the Closing, BPAC shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, or redeem, sell, or issue any stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.17           Books and Records.  The Company keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities.  The minute books of the Company contain records of their shareholders’ and directors’ meetings and of action taken by such shareholders and directors.  The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted.  The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

2.18           Closing Documents.   All articles, bylaws, minutes, consents or other documents pertaining to BPAC to be delivered at the Closing shall be valid and in accordance with the laws of Nevada.

2.19           Title.   The Sellers have good and marketable title to all of the Shares being sold by him to the Purchaser pursuant to this Agreement.  The Securities will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Securities are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Securities.  Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Securities.  There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the securities by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Securities.

2.20          Transfer of Shares.  The Sellers agree to supply all necessary paperwork, including medallion-guaranteed stock powers, or other sufficient transfer authorization, to transfer the Shares into the Purchaser’s name. The Sellers and the Company represent and warrant that no share certificates were ever issued by the Company for the Shares.

2.21           Rights and Preferences.  The Shares are all preferred stock classes of the Company.  As such they have all be validly created with the State of Nevada through a Certificate of Designation and each share preferred stock has the following rights:  (i) thirty (30) votes for all matters properly brought before the common stockholders of the Company; and (ii) convertible by the holder into five (5) shares of common stock of the Company, convertible in the sole discretion of the holder of record.

2.22           Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
CLOSING

3.01           Closing for the Purchase of the Shares.  The Closing (the “Closing”) of this transaction for the purchase of the Shares will occur when all of the documents and consideration described in 3.02 below, have been delivered, or other arrangements made and agreed to.  Unless the Closing of this transaction takes place on or before April 25, 2012, then either party may terminate this Agreement.

3.02           Documents and Payments to be Delivered at Closing of the Purchase.  As part of the Closing of the purchase of the Shares, the following documents, in form reasonably acceptable to counsel to the Parties, shall be delivered:

(a)           By the Sellers:

(i)	Certificate of Incorporation and all amendments thereto;

(ii)	Bylaws and all amendments thereto;

(iii)	Minutes and Consents of Shareholders;

(iv)	Minutes and Consents of the board of directors;

(v)	List of officers and directors;

(vi)	Evidence of Good Standing with the Secretary of State of Nevada;

(vii)	Current Shareholder list from the Transfer Agent;

(viii)	True and correct copies of all of the business records of BPAC, including but not limited to correspondence files and agreements and contracts;

(ix)	Signed stock powers sufficient to transfer the Shares to the Purchaser;

(x)	Board of directors resolution appointing a new President, Secretary and Treasurer of the Company as designated by Purchaser, and the acceptance of all resignations of all officers of BPAC;

(xi)	Resignations of all officers of BPAC;

(xii)	Board of directors resolution appointing new director(s) of BPAC as designated by the Purchaser and the resignation of all its current directors except one (1) to be determined by the Purchaser;

(xiii)	Board of directors resolution approving the signing of this Agreement by the Company and confirming the representations and warranties of the Company in this Agreement;

(xiv)
Copies of BPAC’s federal and state tax returns for their last fiscal year and any other tax returns filed by BPAC, along with written confirmation that said tax returns were filed with the appropriate federal and state agencies and that all taxes, if any, including fees, interest and fines, have been paid in full;

(xv)	A fully executed copy of the Subsidiary Acquisition Option Agreement dated of even date hereof by and between BPAC and Sue E. Alter in form attached hereto as Exhibit A; and

(xvi)	Such other documents of BPAC as may be reasonably required by Purchaser, if available.

(b)           By Purchasers:

(i)	Wire transfer in the amount of $75,000, representing the total Purchase Price for the Shares to the Sellers, or their legal counsel.

3.03           Conditions Precedent.  This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

The obligation of the Purchaser to pay the Purchase Price shall be subject to the fulfillment (or waiver by the Purchaser), at or prior to the Closing or the applicable delivery date thereof, of the following conditions, which the Seller and the Company agree to use their best efforts to cause to be fulfilled:

(a)           Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Article 2 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; the Sellers and the Company shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)           Consents.  Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c)           Litigation.  No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the Shares or the Company.

(d)           Proceedings and Documentation.  All corporate and other proceedings of the Company in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to the Purchaser and the Purchaser’s counsel, and the Purchaser and the Purchaser’s counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Purchaser is entitled and as may be reasonably requested.

(e)           Property Loss.  No portion of BPAC’s assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to the Purchaser through the proceeds of applicable insurance or condemnation award.

(f)           Consents and Approvals.  All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (1) necessary to enable the Purchaser to fully operate the business of BPAC as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained.  Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

ARTICLE IV
INVESTMENT INTENT

4.01           Transfer Restrictions.   The Purchaser (and/or assigns) agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02.          Investment Intent.  The Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03.          No Advertisement.   The Purchaser acknowledges that the Shares have been offered to them in direct communication between them and Seller, and not through any advertisement of any kind.

4.04.          Knowledge and Experience.   (a) The Purchaser acknowledges that it has been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchaser acknowledges that Sellers have given them and all of their counselors access to all information relating to BPAC’s business that they or any one of them have requested. The Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of BPAC so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05.          Restrictions on Transferability.   The Purchasers are aware of the restrictions on transferability of the Shares and further understand the certificate representing these shares shall bear the following legend.

(a)         THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b)         The Purchaser understands that these Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

(c)          Neither BPAC nor the Sellers have neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

ARTICLE V
COVENANTS, INDEMNIFICATION

5.01           To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, the Sellers and the Company covenant and agree as follows:

(a)           Notices and Approvals.  The Company and the Sellers agree: (a) to give all notices to third parties which may be necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b)           Information for the Purchaser’s Statements and Applications.  The Sellers and the Company and their employees, accountants and attorneys shall cooperate fully with the Purchaser in the preparation of any statements or applications made by the Purchaser or the Company to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish the Purchaser with all information concerning the Company and the Sellers necessary or deemed desirable by the Purchaser for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

(c)           Access to Information.  The Purchaser, together with his appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of the Sellers and the Company and have full access to all of the books and records of the other during reasonable business hours.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

ARTICLE VI
REMEDIES

6.01           Arbitration.   Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Texas in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02           Termination.  In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all material terms of this Agreement have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction.

6.03           Indemnification by the Sellers.  From and after the Closing until the expiration of the fifth anniversary of the Closing, each of the Sellers shall indemnify and hold harmless BPAC and the Purchaser (collectively, the “Indemnified Parties”), from and against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (“Damages”) arising, directly or indirectly, from or in connection with:

(a)           any breach of any representation or warranty made by BPAC or the Sellers in this Agreement or in any certificate delivered by BPAC pursuant to this Agreement; or

(b)           any breach by BPAC or the Sellers of any covenant or obligation of BPAC in this Agreement required to be performed by BPAC or the Sellers on, prior to, or subsequent to the Closing Date.

6.04           Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII
MISCELLANEOUS

7.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by both Parties.

7.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

7.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

7.05           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire agreement and understanding between the Parties, and supersede all prior agreements and understandings.

7.06           Significant Changes   The Sellers understand that significant changes may be made in the capitalization and/or stock ownership of BPAC post-Closing, which changes could involve a forward or reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of BPAC.

7.07           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties.

7.08           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day if faxed or sent by overnight mail, and properly addressed or faxed as follows:

If to the Sellers:

Begonia Participation Corp.
Pasea Estate
Road Town,
Tortola, British Virgin Islands
Phone:
Fax:
E-mail:

Creative Mind Assets Limited
P.O. Box 916
Wealbourne Hall
Road Town, Tortola, British Virgin Islands
Phone:
Fax:
E-mail:

Ma Cheng Ji
Room 1302, 13/F, Enterprise Center
4 Hart Avenue
Tsim Sha Tsui, Kowloon, Hong Kong
Phone:  852-3586-1383

If to the Company:

Biopack Environmental Solutions, Inc.
Room 1302, 13/F, Enterprise Center
4 Hart Avenue
Tsim Sha Tsui, Kowloon, Hong Kong
Attn.           President
Phone: 852-3586-1383
Fax:
E-mail:

If to the Purchaser:

Rockland Group, LLC
706 Hillcrest Dr.
Richmond, TX  77469
Attn.  Harry Pond, Managing Member
E-mail: rockhpond@gmail.com
Fax: 281-242-0080

with a copy to:

The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA  92618
Attn.  Craig V. Butler, Esq.
Phone:  (949) 635-1240
Fax:  (949)635-1244
Email:  cbutler@thelebrechtgroup.com

7.09           Binding Effect.   This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.10           Effect of Closing.   All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

7.11           Mutual Cooperation.   The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.12           Expenses.  Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

7.13           Finders’ and Related Fees.  Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.14           Governing Law.  This Agreement has been negotiated and executed in the State of Texas and shall be construed and enforced in accordance with the laws of such state.

7.15           Forum.  Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Fort Bend County, Texas.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

“Sellers”	“Purchaser”

Begonia Participation Corp.,	Rockland Group, LLC
a British Virgin Islands corporation	a Texas limited liability company

/s/ Gerald Hoop	/s/ Harry Pond
By: Dr. Gerald Hoop	By: Harry Pond
Its:	Its: Managing Member

Creative Mind Assets Limited	“Company”
a British Virgin Islands corporation
Biopack Environmental Solutions, Inc.,
a Nevada corporation
/s/ Ma Cheng Ji
By: Ma Cheng Ji
Its:	/s/ Gerald Lau
By: Gerald Lau
Its: President

Ma Cheng Ji
an individual

/s/ Ma Cheng Ji
Ma Cheng Ji

Schedule 2.02

Outstanding Convertible Instruments or Securities

Schedule 2.12

Material Agreements

Exhibit A

Subsidiary Acquisition Option Agreement